EXHIBIT 99.1

Spirit of Texas Bancshares, Inc. Announces 2018 Second Quarter Earnings Release and Conference Call Schedule

CONROE, Texas, July 18, 2018 (GLOBE NEWSWIRE) -- Spirit of Texas Bancshares, Inc. (NASDAQ:STXB) (the “Company”), the bank holding company for Spirit of Texas Bank, announced today that it will disclose its second quarter 2018 financial results on Tuesday, July 24, 2018 after the market closes.  Management has scheduled a conference call and webcast on Wednesday, July 25, 2018 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss these financial results.

What:	Spirit of Texas Bancshares’ Second Quarter 2018 Earnings Conference Call

When:	Wednesday, July 25, 2018 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone – By dialing 201-389-0867 and ask for the Spirit of Texas Bancshares, Inc. call at least 10 minutes prior to the start time, or Live over the Internet – By logging onto the web at the address below.

Where:	http://ir.sotb.com/events-presentations

For those who cannot listen to the live call, a replay will be available through August 1, 2018, and may be accessed by dialing 201-612-7415 and using pass code 13681321#.  Also, an archive of the webcast will be available shortly after the call at http://ir.sotb.com/events-presentations for 90 days.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly owned subsidiary, Spirit of Texas Bank, SSB, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals.  The Company operates in the Houston, Dallas/Fort Worth and Bryan College Station metropolitan areas.  Please visit https://www.sotb.com for more information.

Contacts: Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
STXB@dennardlascar.com